Exhibit 99.1

Unifi Announces Second Quarter Fiscal 2017 Results

Continued growth in key metrics this quarter, including volume, gross profit, gross margin and operating income driven by global sales of premium value-added products, including REPREVE®

GREENSBORO, N.C., January 25, 2017 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in synthetic and recycled yarns, today released operating results for the second quarter ended December 25, 2016.

Second Quarter and Year-to-Date Fiscal 2017 Highlights

•

Volume, measured by pounds sold, increased by more than 10% for the second quarter and first six months of fiscal 2017 compared to the second quarter and first six months of fiscal 2016, driven by the strength of the international premium value-added (“PVA”) portfolio;

•

Gross margin increased to 14.3% for the second quarter of fiscal 2017, compared to 14.0% for the prior fiscal year second quarter, and increased to 14.5% compared to 13.4%, for the year-to-date periods of fiscal 2017 and 2016, respectively;

•

Operating income increased to $9.0 million for the second quarter of fiscal 2017, up from $8.6 million for the prior fiscal year second quarter, and increased to $21.6 million compared to $18.3 million, for the year-to-date periods of fiscal 2017 and 2016, respectively;

•

Net income for the second quarter and fiscal six month period was $4.6 million and $14.0 million, respectively. Net income includes a year-over-year decline in earnings from Parkdale America, LLC (“PAL”) of $0.3 million for the quarter and $1.4 million for the six month period, as well as a $1.7 million loss on a non-core divestiture for both periods;

•

Adjusted Net Income, which excludes the loss on a non-core divestiture, was $0.6 million less than the prior fiscal year quarter and $0.8 million higher than the prior fiscal year six month period; and

•	Term loan principal reset to $100 million under the existing credit facility, enhancing liquidity and financial flexibility.

“We are pleased with another quarter of solid results, as strong performance internationally counterbalanced headwinds in the domestic market, driven by weak retail sales and elevated inventory levels,” said Tom Caudle, President of Unifi. “In the short-term, we expect margin pressure in the International Segment due to increased import tariffs on raw materials for our Brazilian operations, and we expect domestic market conditions to remain difficult. As a result, we now expect fiscal 2017 results to be broadly consistent with fiscal 2016.”

Mr. Caudle concluded, “As we look forward, we continue to see attractive international growth opportunities. We also believe that our collection of technologically advanced assets in the U.S. positions our domestic business to thrive over the mid-term, as our customers seek a speed-to-market advantage that imports cannot offer. Lastly, we continue to invest in product innovation and brand relationships to expand our growing PVA and REPREVE® portfolio.”

Second Quarter Fiscal 2017 Operational Review

Net sales were $155.2 million for the second quarter of fiscal 2017, compared to net sales of $156.3 million for the second quarter of fiscal 2016. Operating income grew more than 4% to $9.0 million in the second quarter of fiscal 2017, compared to $8.6 million in the second quarter of fiscal 2016. Strong PVA performance in Asia and Brazil mostly offset weaker sales in the domestic market.

The Company divested its 60% interest in Repreve Renewables, LLC (“Renewables”) during the second quarter of fiscal 2017, which at the transaction date had a net asset value of $2.2 million. The transaction resulted in a loss of $1.7 million and a reduction in consolidated net debt (debt principal less cash and cash equivalents) of $4.0 million.

Net income of $4.6 million for the second quarter of fiscal 2017 reflects solid operating results offset by a $0.3 million decline in earnings for Parkdale America, LLC (“PAL”) and a $1.7 million loss on the sale of the investment in Renewables.  Adjusted Net Income for the second quarter of fiscal 2017 of $6.3 million, which excludes the loss on the sale of the investment in Renewables, was $0.6 million less than the prior fiscal year second quarter.  Basic EPS was $0.25 in the second quarter of fiscal 2017 compared to $0.36 in the second quarter of fiscal 2016, and Adjusted EPS was $0.34 compared to $0.38 in the prior second quarter.

Adjusted EBITDA was $14.5 million for the second quarter of fiscal 2017, compared to $14.4 million for the second quarter of fiscal 2016. Adjusted EPS, Adjusted Net Income and Adjusted EBITDA are non-GAAP financial measures. The schedules included in this press release calculate Adjusted EPS and reconcile Adjusted EBITDA and Adjusted Net Income to Net income attributable to Unifi, Inc.

Unifi Announces Second Quarter Fiscal 2017 Results 2

Foreign currency translation in the second quarter resulted in an increase to net sales of $2.0 million and gross profit of $0.3 million compared to the prior fiscal year second quarter, with no notable impact to other key metrics.

Net debt was $106.7 million at December 25, 2016, which includes the execution of the second principal reset on the term loan and the elimination of debt for Renewables, compared to $106.4 million at June 26, 2016.

First Six Months of Fiscal 2017 Operational Review

Net sales were $315.1 million for the six months ended December 25, 2016, compared to net sales of $318.5 million for the six months ended December 27, 2015. Operating income grew 18% year-over-year, to $21.6 million in the first half of fiscal 2017 compared to $18.3 million in the first half of fiscal 2016. Strong PVA performance in Asia and Brazil mostly offset weaker sales in the domestic market.

Net income was $14.0 million for the first half of fiscal 2017, compared to $14.5 million for the first half of fiscal 2016.  Net income for the first half of fiscal 2017 was adversely impacted by a loss of $1.7 million associated with the sale of the investment in Renewables and a $1.4 million decline in earnings from PAL.

Adjusted Net Income and Adjusted EPS, both excluding the loss from the sale of the investment in Renewables, grew to $15.7 million and $0.87, respectively, for the first six months of fiscal 2017 compared to $14.9 million and $0.83, respectively, for the first six months of fiscal 2016. Of note, both Adjusted Net Income and Adjusted EPS increased despite $1.4 million of weaker results from PAL. Adjusted EBITDA, which excludes changes in earnings from PAL, increased to $32.4 million for the first half of fiscal 2017, compared to $29.4 million for the first half of fiscal 2016.

Foreign currency translation resulted in an increase to net sales of $3.3 million and gross profit of $0.4 million compared to the prior fiscal year period, with no notable impact to other key metrics.

Second Quarter Fiscal 2017 Earnings Conference Call

The Company will provide additional commentary regarding its second quarter fiscal 2017 results and other developments during its earnings conference call on January 25, 2017, at 8:30 a.m. Eastern Time.  The call can be accessed via a live audio webcast on the Company's website at http://investor.unifi.com.  For those investors that cannot access the webcast, conference call lines will be available by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and, when prompted, providing conference ID number 48573433. Additional supporting materials and information related to the call will also be available on the Company’s website.

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Unifi Announces Second Quarter Fiscal 2017 Results 3

About Unifi

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells recycled and other processed yarns designed to meet customer specifications, and premium value-added (“PVA”) yarns with enhanced performance characteristics.  Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings.  Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®.  Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets.  For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

For more information, contact:

Chris Donovan or Chris Hodges

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements and Reconciliations to Adjusted Results to Follow

Unifi Announces Second Quarter Fiscal 2017 Results 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 25, 2016	June 26, 2016
ASSETS
Cash and cash equivalents	$28,490	$16,646
Receivables, net	76,854	83,422
Inventories	109,772	103,532
Other current assets	16,574	8,292
Total current assets	231,690	211,892

Property, plant and equipment, net	197,528	185,101
Investments in unconsolidated affiliates	115,841	117,412
Other non-current assets	5,785	11,037
Total assets	$550,844	$525,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$53,412	$61,522
Current portion of long-term debt	14,153	13,786
Total current liabilities	67,565	75,308
Long-term debt	119,843	107,805
Other long-term liabilities	21,261	15,384
Total liabilities	208,669	198,497

Total Unifi, Inc. shareholders’ equity	342,175	325,031
Non-controlling interest	—	1,914
Total shareholders’ equity	342,175	326,945
Total liabilities and shareholders’ equity	$550,844	$525,442

Unifi Announces Second Quarter Fiscal 2017 Results 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Net sales	$155,155	$156,336	$315,124	$318,501
Cost of sales	133,025	134,523	269,447	275,704
Gross profit	22,130	21,813	45,677	42,797
Selling, general and administrative expenses	12,868	12,419	24,278	23,249
(Benefit) provision for bad debts	(95)	559	(462)	1,172
Other operating expense, net	319	206	249	60
Operating income	9,038	8,629	21,612	18,316
Interest income	(183)	(166)	(329)	(329)
Interest expense	914	816	1,606	1,800
Loss on sale of business	1,662	—	1,662	—
Equity in loss (earnings) of unconsolidated affiliates	367	(303)	(473)	(3,163)
Income before income taxes	6,278	8,282	19,146	20,008
Provision for income taxes	1,924	2,088	5,650	6,028
Net income including non-controlling interest	4,354	6,194	13,496	13,980
Less: net loss attributable to non-controlling interest	(237)	(270)	(498)	(509)
Net income attributable to Unifi, Inc.	$4,591	$6,464	$13,994	$14,489

Net income attributable to Unifi, Inc. per common share:
Basic	$0.25	$0.36	$0.78	$0.81
Diluted	$0.25	$0.35	$0.76	$0.78

Weighted average common shares outstanding:
Basic	18,128	17,823	18,045	17,872
Diluted	18,442	18,457	18,391	18,503

Unifi Announces Second Quarter Fiscal 2017 Results 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the Six Months Ended
	December 25, 2016	December 27, 2015
Cash and cash equivalents at beginning of year	$16,646	$10,013
Operating activities:
Net income including non-controlling interest	13,496	13,980
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(473)	(3,163)
Distributions received from unconsolidated affiliates	1,500	2,947
Depreciation and amortization expense	9,731	8,676
Loss on sale of business	1,662	—
Deferred income taxes	5,335	5,266
Other, net	785	1,187
Changes in assets and liabilities	(14,740)	(13,501)
Net cash provided by operating activities	17,296	15,392

Investing activities:
Capital expenditures	(19,343)	(27,419)
Other, net	(180)	1,396
Net cash used in investing activities	(19,523)	(26,023)

Financing activities:
Proceeds from long-term debt	79,700	109,965
Payments on long-term debt	(68,504)	(83,071)
Common stock repurchased and retired under publicly announced programs	—	(6,211)
Other, net	3,224	536
Net cash provided by financing activities	14,420	21,219

Effect of exchange rate changes on cash and cash equivalents	(349)	(1,184)
Net increase in cash and cash equivalents	11,844	9,404
Cash and cash equivalents at end of period	$28,490	$19,417

Unifi Announces Second Quarter Fiscal 2017 Results 7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(in thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Net income attributable to Unifi, Inc.	$4,591	$6,464	$13,994	$14,489
Interest expense, net	716	641	1,246	1,462
Provision for income taxes	1,924	2,088	5,650	6,028
Depreciation and amortization expense	4,830	4,151	9,396	8,392
EBITDA	12,061	13,344	30,286	30,371

Equity in loss (earnings) of Parkdale America, LLC	745	381	431	(1,584)
EBITDA excluding Parkdale America, LLC	12,806	13,725	30,717	28,787

Key employee transition costs	—	637	—	637
Loss on sale of business	1,662	—	1,662	—
Adjusted EBITDA	$14,468	$14,362	$32,379	$29,424

Note: Amounts presented in the reconciliations above may not be consistent with amounts included in the Company’s condensed consolidated financial statements due to the impact of the non-controlling interest in Repreve Renewables, LLC (“Renewables”). Any such inconsistencies are insignificant.

Unifi Announces Second Quarter Fiscal 2017 Results 8

Adjusted Net Income and Adjusted EPS

The reconciliations of Income before income taxes, Net income attributable to Unifi, Inc. (“Net Income”) to Adjusted Net Income and Basic Earnings Per Share (“Basic EPS”) to Adjusted EPS are detailed in the tables below. Excluding the GAAP results in the tables below, amounts reported under the Net Income columns are generally calculated by applying the statutory tax rate of the jurisdiction for which the amount relates, or, when no impact to Income before income taxes exists, amounts represent components of the respective period’s provision for income taxes.

	For the Three Months Ended December 25, 2016				For the Three Months Ended December 27, 2015
	Income Before Income Taxes	Tax Impact	Net Income	Basic EPS	Income Before Income Taxes	Tax Impact	Net Income	Basic EPS
GAAP results	$6,278	$—	$4,591	$0.25	$8,282	$—	$6,464	$0.36
Key employee transition costs	—	—	—	—	637	(223)	414	0.02
Loss on sale of business	1,662	—	1,662	0.09	—	—	—	—
Adjusted results (1) (2) (3) (4)	$7,940	$—	$6,253	$0.34	$8,919	$(223)	$6,878	$0.38

Weighted average common shares				18,128				17,823

	For the Six Months Ended December 25, 2016				For the Six Months Ended December 27, 2015
	Income Before Income Taxes	Tax Impact	Net Income	Basic EPS	Income Before Income Taxes	Tax Impact	Net Income	Basic EPS
GAAP results	$19,146	$—	$13,994	$0.78	$20,008	$—	$14,489	$0.81
Key employee transition costs	—	—	—	—	637	(223)	414	0.02
Loss on sale of business	1,662	—	1,662	0.09	—	—	—	—
Adjusted results (1) (2) (3) (4)	$20,808	$—	$15,656	$0.87	$20,645	$(223)	$14,903	$0.83

Weighted average common shares				18,045				17,872

(1)

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted for the approximate after-tax impact of certain events or transactions referenced in the reconciliation which management believes do not reflect the ongoing operations and performance of the Company.

(2)	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.
(3)

For the three and six months ended December 25, 2016, the Company incurred a loss on the sale of its investment in Renewables of $1,662. There is no tax impact for this transaction as the loss is non-deductible.

(4)

For the three and six months ended December 27, 2015, the Company incurred key employee transition costs of $637, before tax, for transactions in the United States.  The Company estimates the tax benefit of these costs was $223, using a 35% tax rate, with no significant deferred tax components.

Unifi Announces Second Quarter Fiscal 2017 Results 9

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted Working Capital (collectively, the “non-GAAP financial measures”).

•	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
•

Adjusted EBITDA represents EBITDA adjusted to exclude equity in loss (earnings) of Parkdale America, LLC, key employee transition costs, loss on sale of business and certain other adjustments necessary to understand and compare the underlying results of the Company.

•

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company, such as key employee transition costs and loss on sale of business.

•	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.
•

Adjusted Working Capital represents receivables plus inventory, less accounts payable and accrued expenses, which is an indicator of the Company’s production efficiency and ability to manage its inventory and receivables.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. The Company may, from time to time, modify the amounts used to determine its non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect the Company’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense, because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in loss (earnings) of Parkdale America, LLC is excluded from Adjusted EBITDA because such earnings do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Additionally, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS aim to exclude the impact of the non-controlling interest in Renewables, while the consolidated amounts for Renewables are required to be included in the Company’s financial amounts reported under GAAP.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of the Company that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact; they involve risks and uncertainties that may cause our actual results,

Unifi Announces Second Quarter Fiscal 2017 Results 10

performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, including economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses for products; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

Unifi Announces Second Quarter Fiscal 2017 Results 11